UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2015

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

In a series of closings from June 16 through June 22, 2015, the Company issued approximately $262 million in aggregate principal amount of 1.50% Senior Convertible Debentures due 2035 (the “New Debentures”) in exchange for approximately $255 million in aggregate principal amount of its 2.75% Senior Convertible Debentures due 2031 (the “Existing Debentures”). The Company anticipates issuing an additional approximately $1.5 million principal amount of New Debentures for an additional approximately $1.4 million of Existing Debentures pursuant to the remaining balance of previously reported separately privately negotiated exchange transactions, subject to the completion of certain closing mechanics.

The New Debentures are governed by an indenture, dated as of June 16, 2015 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

The material terms of the Indenture and the New Debentures are set forth in the Company’s Current Report on Form 8-K filed on June 11, 2015, which is incorporated by reference herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing terms and conditions of the New Debentures and Indenture described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

ITEM 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, the Company issued approximately $262 million in aggregate principal amount of New Debentures to certain holders of the Existing Debentures in a series of closings from June 16 through June 22, 2015 in a private placement pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company anticipates issuing an additional approximately $1.5 million principal amount of New Debentures for an additional approximately $1.4 million of Existing Debentures pursuant to the remaining balance of previously reported separately privately negotiated exchange transactions, subject to the completion of certain closing mechanics.

The offer and sale of the New Debentures to certain holders of the Existing Debentures did not involve a public offering, the solicitation of offers for the New Debentures was not done by any form of general solicitation or general advertising, and offers for the New Debentures were only solicited from persons believed to be institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the holders of Existing Debentures.

The New Debentures and Common Stock issuable upon conversion of the New Debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes are convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, as described in Item 1.01 of this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 16, 2015, by and between the Company and U.S. Bank National Association.

4.2	Form of New Note (included in Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: June 22, 2015	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 16, 2015, by and between the Company and U.S. Bank National Association.

4.2	Form of New Note (included in Exhibit 4.1)